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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-4 of Plains All American Pipeline, L.P. of our report dated March 2, 2006 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Plains All American Pipeline L.P.'s Annual Report on Form 10-K for the year ended December 31, 2005 and our report dated March 21, 2006 relating to the consolidated balance sheet of Plains AAP, L.P., which appears in Plains All American Pipeline, L.P.'s Current Report on Form 8-K filed on March 21, 2006. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
September 28, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM